AUDIT COMMITTEE OBSERVER AGREEMENT
This Audit Committee Observer Agreement (the “Agreement”) is made and entered into as of September 29, 2016, by and among Michael Sirignano (the “Initial Observer” and, together with any person who joins or otherwise agrees in writing to be bound by the terms of this Agreement as the Observer, the “Observer”), the persons and entities listed on Schedule A hereto (each, individually, an “MHR Entity” and collectively, the “MHR Entities”) and Titan International Inc., a Delaware corporation (the “Company”).
WHEREAS, the MHR Entities and their respective affiliates and associates beneficially own 8,064,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), representing approximately 14.9% of the issued and outstanding shares of Common Stock.
WHEREAS, the Company desires to grant the MHR Entities the right to designate the Observer as an observer of the Audit Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), upon the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the premises and the covenants of the parties set forth in this agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the undersigned hereby agree as follows:
1.Agreements of the Company. For so long as the Observer Designation Condition is satisfied, the Company agrees that:

a.The MHR Entities shall be entitled to designate the Observer to serve as an observer of the Committee. Following the execution of this Agreement by each of the parties hereto, the Company shall cause the Initial Observer to appointed as an observer of the Committee.

b.Until the Observer ceases to serve in such capacity, the Observer, in his or her capacity as such, shall be entitled to: (i) receive written notice of all meetings of the Committee, (ii) attend all meetings of the Committee, whether in person or by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other, (iii) be reimbursed for reasonable and documented out-of-pocket expenses incurred in connection with attending such meetings in person, (iv) receive a copy of all materials which are furnished to other members of the Committee, in their capacities as such, at the same time and in the same manner as such materials are furnished to the members of the Committee, (v) participate in all discussions conducted at such meetings, and (vi) receive copies of the minutes of all such meetings of the Committee as and when such copies are distributed to the members of the Committee; provided, however that the Observer may be excluded from any meeting or portion thereof, and the Observer need not be given such materials, if (x) a majority of the members of the Committee who are Non-MHR Directors, or (y) an officer of the Company responsible for providing such notice or materials, determines (A) that excluding the Observer or failing to give such notices, information or reports to the Observer is necessary or advisable to (x) preserve attorney-client, work product or similar privilege, (y) comply with the terms and conditions of confidentiality agreements with third parties, or (z) applicable law or (B) that there exists, with respect to the subject of a meeting or the notices, information or reports provided to the Committee, an actual or potential conflict of interest between the Company, on the one hand, and the Observer or the MHR Entities, on the other hand.

c.The MHR Entities shall be entitled to direct the replacement of the Observer for any reason and at any time by delivering notice in writing or by electronic transmission of such replacement to the Company. Except as otherwise provided by this Agreement, such replacement shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Company. Any person designated to replace the Observer must, as a condition to being appointed as an observer to the Committee, execute and deliver to the Company a joinder or other written agreement to be bound by the terms of this Agreement as the Observer (such joinder or written agreement, a “Joinder”). For the avoidance of doubt, if any designated replacement has not yet executed and delivered a Joinder to the Company, such person shall not be appointed as an observer of the Committee and no person shall then be entitled to serve as an observer of the Committee unless and until such designated replacement (or another person designated by the MHR Entities) executes and delivers a Joinder to the Company. No delay by the MHR Entities in designating a replacement to the Observer shall impair its right to subsequently designate the Observer.

2. Agreements of the Observer and the MHR Entities.
a.The Observer and each of the MHR Entities acknowledge and agree that the rights of the Observer, in his or her capacity as such, shall be limited to the rights expressly provided herein and that the Observer shall not have any rights as a director or member of any committee of the Board (including the Committee). For the avoidance of doubt, the Observer and each of the MHR Entities acknowledge and agree that the Observer shall (i) not be counted for purposes of determining whether a quorum is present at any meeting of the Committee, (ii) not have the right to vote on any matter brought before the Committee or to participate in any action by unanimous written consent in lieu of a meeting of the Committee (and no vote or consent of the Observer shall be required for purposes of determining whether any matter has been approved by the Committee), and (iii) not be entitled to any other rights or powers of directors under the certificate of incorporation or bylaws of the Company, the General Corporation Law of the State of Delaware, applicable law or any other agreement to which the Company is a party. The Observer acknowledges and agrees that he or she shall not be entitled to compensation for his or her service as an observer of the Committee.

b.The Observer agrees to maintain the confidentiality of all Confidential Information and acknowledges and agrees that the disclosure of such information could cause irreparable harm to the Company and its stockholders. Accordingly, the Observer agrees not to use any Confidential Information for any purpose other than in the exercise of his or her rights as an observer of the Committee as provided in this Agreement. The Observer agrees that, without the prior written consent of the Company, he or she will not disclose any Confidential Information to any person or entity (including any MHR Entity); provided, that the Observer may disclose Confidential Information to Representatives of the MHR Entities who have a reasonable need to know such information solely for the purpose of allowing the MHR Entities to monitor its investment in the Company and only so long as such Representatives and MHR Entities are bound to hold such information on a confidential basis. The Observer and each of the MHR Entities acknowledge and agree that they shall be jointly and severally liable for any breach of this Section 2(b) by the Observer.

c.The Observer and each of the MHR Entities acknowledge and agree that in the event the Observer Designation Condition is no longer satisfied, the MHR Entities shall no longer be entitled to designate the Observer and the Observer shall automatically cease to be an observer of the Committee.

d.Upon the time that the Observer shall cease to serve as an observer of the Committee no matter the cause, the Observer shall, as promptly as reasonably practicable (but in any case no later than three (3) business days), return all Confidential Information to the Company and provide a certification to the Company that such materials have been so returned or are no longer in his or her possession and no copies have been retained.

3.Resignation of the Observer. The Observer may resign at any time by delivering notice in writing or by electronic transmission of such resignation to the Company. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Company. The acceptance of such resignation shall not be necessary to make it effective.

4.Representations of the Company. The Company represents and warrants to the MHR Entities and the Observer that:

a.this Agreement has been duly authorized by all necessary corporate action of the Company; and

b.this Agreement is a valid and binding agreement of the Company, enforceable against it in accordance with its terms.

5.Representations of the MHR Entities. The MHR Entities hereby represent and warrant to the Company that:

a.this Agreement has been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be, of each of the MHR Entities; and

b.this Agreement is a valid and binding agreement of each MHR Entity, enforceable against it in accordance with its terms.

5.    Representations of the Observer. The Observer hereby represents and warrants to the Company that:
a.the Observer has the legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder; and

b.this Agreement is a valid and binding agreement of the Observer, enforceable against him in accordance with its terms.

6.    Miscellaneous. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures were upon the same instrument. This Agreement constitutes the entire agreement among the parties hereto in respect of the subject matter hereof. No provision of this Agreement may be: (a) amended except by an instrument in writing executed by the parties hereto; or (b) waived except by an instrument in writing executed by the party against whom the waiver is to be effective; provided that any such amendment or waiver has been approved by the Board, including, to the fullest extent permitted by law, by a majority of the Non-MHR Directors.
7.    Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without regard to choice of law principles that would compel the application of the laws of any other jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be brought and determined exclusively in the Chancery Court of the State of Delaware and any state appellate court therefrom located in the State of Delaware (or, only if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court located in the State of Delaware).
8.    Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.
9.    Specific Enforcement. The parties hereto agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties hereto. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party hereto accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement.
10.    Joint Negotiation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
11.    Termination. Unless earlier terminated pursuant to an instrument in writing executed by the MHR Entities and the Company, this Agreement shall automatically terminate upon the Observer Designation Condition ceasing to be satisfied.
12.    Survival. The obligations and agreements of the Observer and the MHR Entities contained in this Agreement, and the Company’s right to enforce such obligations and agreements, shall survive the Observer’s ceasing to hold such position and shall survive the termination of this Agreement.
12.    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.
13.    Successors and Assigns. This Agreement shall be binding upon the MHR Entities and their respective successors and assigns.
14.    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
a.    “Observer Designation Condition” shall mean that the MHR Entities and their respective affiliates and associates beneficially own at least the lesser of (i) 8,005,000 shares of Common Stock, and (ii) 10% of the issued and outstanding shares of Common Stock (as equitably adjusted in respect of any stock or other equity dividend or distribution, reclassification, recapitalization or similar transaction occurring after the date hereof).
b.    “Confidential Information” shall mean all information, documents and materials regarding or relating to the Company, its direct and indirect subsidiaries (whether or not wholly owned) and its and their respective affiliates and Representatives that has not been publicly disclosed.

c.    “Non-MHR Directors” shall mean the members of the Board that are not affiliated or associated with, and were not nominated or proposed for election by, any MHR Entity or any affiliate or associate thereof.
d.    “Representatives” shall mean, with respect to any entity, its respective directors, managers, officers, employees, agents and advisors.
[Signature Page Follows]

IN WITNESS WHEREOF this Agreement has been executed as of the date set forth above.

TITAN INTERNATIONAL, INC.

By:	/s/ MAURICE M. TAYLOR JR.
Maurice M. Taylor Jr.
Chairman and Chief Executive Officer

OBSERVER:

/s/ MICHAEL SIRIGNANO
Michael Sirignano

MHR ENTITIES:
MHR INSTITUTIONAL PARTNERS III LP

By:	MHR Institutional Advisors III LLC,
its General Partner

By:	/s/ JANET YEUNG
Janet Yeung
Authorized Signatory

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By:	MHR Advisors LLC,
its General Partner

By:	/s/ JANET YEUNG
Janet Yeung
Authorized Signatory

MHR CAPITAL PARTNERS (100) LP

By:	MHR Advisors LLC,
its General Partner

By:	/s/ JANET YEUNG
Janet Yeung
Authorized Signatory

MHR INSTITUTIONAL ADVISORS III LLC

By:	/s/ JANET YEUNG
Janet Yeung
Authorized Signatory

MHR ADVISORS LLC

By:	/s/ JANET YEUNG
Janet Yeung
Authorized Signatory

MHRC LLC

By:	/s/ JANET YEUNG
Janet Yeung
Authorized Signatory

MHR FUND MANAGEMENT LLC

By:	/s/ JANET YEUNG
Janet Yeung
Authorized Signatory

MHR HOLDINGS LLC

By:	/s/ JANET YEUNG
Janet Yeung
Authorized Signatory

/s/ MARK H. RACHESKY
Mark H. Rachesky

SCHEDULE A
1. MHR Institutional Partners III LP
2. MHR Capital Partners Master Account LP
3. MHR Capital Partners (100) LP
4. MHR Institutional Advisors III LLC
5. MHR Advisors LLC
6. MHRC LLC
7. MHR Fund Management LLC
8. MHR Holdings LLC
9. Mark H. Rachesky